Exhibit 99.2

Stran & Company, Inc. Announces Closing of a $21.7 Million Private Placement

Quincy, Mass, Dec. 10, 2021 (GLOBE NEWSWIRE) -- Stran & Company, Inc. ("Stran" or the "Company") (NASDAQ: STRN) (NASDAQ: STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced the closing of its previously announced private placement of common stock and warrants.

Under the terms of the securities purchase agreement, Stran sold 4,371,926 shares of its common stock and warrants to purchase up to 5,464,903 shares of common stock. The warrants will be exercisable immediately upon the date of issuance and have an exercise price of $4.97 per share. The warrants will expire five years from the date of issuance. The purchase price for one share of common stock and one and one-fourth corresponding warrant will be $4.97. The warrants are subject to standard anti-dilution provisions and with respect to any subsequent equity sale that is deemed a dilutive issuance, the warrants will be subject to a floor price of $4.80 per share before shareholder approval is obtained. After shareholder approval is obtained, the floor price will be reduced to $1.00 per share. The gross proceeds to the Company from the private placement are estimated to be approximately $21.7 million before deducting the placement agent's fees and other estimated offering expenses.

The Company intends to use the net proceeds from the private placement for acquisitions and partnerships, investments in technology and expanding corporate infrastructure, expansion of its sales team and marketing efforts and for general working capital and administrative purposes.

EF Hutton, division of Benchmark Investments, LLC, acted as exclusive placement agent for the offering.

The shares of common stock and warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Stran & Company, Inc.

Over the past 26 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen partner of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s initial public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com